Exhibit 99
MOBIL ANNOUNCES ESTIMATED FIRST QUARTER 1997
OPERATING EARNINGS OF $844 MILLION.

Fairfax, VA, April 23, 1997 -- Mobil Corporation today reported first quarter 1997 operating earnings of $844 million. This is an increase of $108 million, or 15%, from the $736 million earned in the same period last year. Operating earnings per common share were $2.11, compared with $1.83 in the first quarter of 1996. Including special items, net income for the quarter was $826 million, or $2.06 per common share. This year's first quarter net income included a special charge of $18 million for restructuring costs associated with the European downstream alliance with British Petroleum. There were no special items in last years first quarter.

In commenting on the comparison of this year's first quarter operating earnings with the same quarter last year, Mobil Chairman and CEO Lucio A. Noto said, "This quarter's earnings benefited from higher worldwide crude oil and natural gas prices. Continued volume growth initiatives in all segments also contributed to the improvement. International upstream volumes increased, reflecting successful development programs in West Africa and last year's acquisitions of Ampolex and an interest in the Tengiz field in the Republic of Kazakstan. Natural gas production was also higher in Germany, primarily to meet new demand in the former East Germany. Increased downstream product trade sales volumes reflected market growth initiatives, primarily in the U.S. and Asia-Pacific. In Chemical, volumes were higher for polyethylene and paraxylene.

"U.S. Marketing & Refining experienced a high concentration of scheduled refinery turnarounds in the first quarter which negatively impacted net results by about $65 million. The scheduled turnarounds are essentially complete for the year and all refineries are operating normally.

"Savings from our expense initiatives were sufficient to offset the impacts of inflation and higher purchased energy costs. In total, operating expenses were up as we incurred higher expenses for increased volumes and new business development. However, Mobil's unit operating cost, on a dollar per barrel of oil equivalent basis, was slightly less than last year's average.

"Implementation of the downstream alliance with British Petroleum in Europe is ahead of schedule. As of April 1, businesses have been established in countries representing about 90% of the income of the overall venture. Benefits from the alliance will grow as the year progresses."

Mr. Noto concluded, "Worldwide average crude oil and U.S. natural gas prices declined sharply throughout the quarter. However, margins in many of the downstream markets where Mobil has a large presence improved significantly as a result of these price declines. Notwithstanding these trends, prices and margins are likely to remain volatile, and Mobil continues to focus on internal initiatives such as volume growth, expense reduction and better operating performance to improve earnings."

The following comments address the operating performance of the major business segments during the first quarter of 1997 as compared with the same quarter in 1996 (refer to Table 2):

COMPARISON OF FIRST QUARTER 1997 WITH FIRST QUARTER 1996


- Exploration & Producing achieved a record high quarter with operating earnings of $694 million, $182 million higher than 1996.

       In the United States, earnings of $224 million increased $69 million, primarily due to higher crude oil and natural gas prices. The benefits from higher prices were partly offset by the effects of lower production volumes resulting from asset sales and natural field declines.

       International earnings of $470 million were $113 million higher, as higher prices and volumes were partly offset by increased expenses for new venture areas.

- Marketing & Refining operating earnings of $150 million were $90 million lower than 1996.

       Operations in the United States experienced a loss of $42 million in the first quarter versus earnings of $59 million in 1996. This year's operating loss was primarily due to the timing of scheduled maintenance at four of Mobil's five refineries, lower lubricant base stock margins and higher purchased fuel costs.

       International earnings of $192 million were $11 million higher than 1996. In Europe, earnings improved primarily due to increased retail fuels margins, mainly in the United Kingdom, and lower scheduled refinery downtime costs. This improvement was largely offset by a decline in Asia-Pacific where weaker refining margins and lower aromatics income in Singapore more than offset improved marketing margins in several of our markets.

- Chemical earnings of $85 million were $15 million above last year as increased polyethylene volumes and margins, coupled with higher paraxylene volumes, more than offset lower paraxylene margins. Paraxylene volumes were up due to the effects of increased capacity at the Chalmette, Louisiana, facility.

- Corporate and Financing expenses of $85 million were essentially unchanged from last year. The unfavorable effect of a higher average debt balance on interest expense was offset by the absence of charges related to our staff redesign project which were included in last year's operating results.

Investment Spending for the first quarter of 1997 was estimated at $834 million, $211 million lower than the comparable period last year.

Mobil's estimated Return on Average Shareholders' Equity for the twelve months ended March 31, 1997, based on net income, was 16.4%, compared with 16.0% for calendar year 1996. (On an operating basis, excluding special items, returns were 17.2% and 16.7% for the same periods.) Estimated Return on Average Capital Employed for the twelve months ended March 31, 1997, based on net income, was 12.8%, compared with 12.7% for calendar year 1996. (On an operating basis, excluding special items, returns were 13.3% and 13.2% for the same periods.)

Mobil's estimated Debt-to-Capitalization Ratio was 30% at March
31, 1997, and 29% at December 31, 1996.

Common Stock Dividends were $1.06 per share in the first quarter of 1997, 13 1/2 cents per share higher than first quarter 1996.

                                                   Table 1
                       MOBIL CORPORATION

                                         First Quarter
                                    -----------------------
                                     1996    1997     Incr/
INCOME  ($MM)                        Act      Est    (Decr)
                                    ------  -------  ------
Petroleum Operations
  E&P: United States                  155      224      69
       International                  357      470     113
                                    ------  -------  ------
  Total Exploration & Producing       512      694     182

  M&R: United States                   59      (42)   (101)
       International                  181      174      (7)
                                    ------  -------  ------
  Total Marketing & Refining          240      132    (108)
                                    ------  -------  ------
Total Petroleum                       752      826      74

Chemical                               70       85      15
Corporate and Financing (a)           (86)     (85)      1
                                    ------  -------  ------
Net Income                            736      826      90
==========                          ======   ======  ======

COMMON SHARES OUTSTANDING (MM)
  Average                           394.5    394.1    (0.4)
  End of Period                     394.6    394.0    (0.6)

EARNINGS PER COMMON SHARE ($)
  Based on Net Income (b)            1.83     2.06    0.23

DIVIDENDS
  Common Stock
    Total Paid ($MM)                  365      418      53
    Per Share ($)                   0.925     1.06   0.135

  Preferred Stock ($MM)                14       13      (1)



(a) Includes the results of Real Estate operations and Mining and Minerals (substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.

(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.



                                                   Table 2
                       MOBIL CORPORATION

                                            First Quarter
                                    -----------------------
INCOME  ADJUSTED FOR SPECIAL         1996    1997     Incr/
  ITEMS ($MM)                        Act      Est    (Decr)
                                    ------  -------  ------
Petroleum Operations
  E&P: United States                  155      224      69
       International                  357      470     113
                                    ------  -------  ------
  Total Exploration & Producing       512      694     182

  M&R: United States                   59      (42)   (101)
       International                  181      192      11
                                    ------  -------  ------
  Total Marketing & Refining          240      150     (90)
                                    ------  -------  ------
Total Petroleum                       752      844      92

Chemical                               70       85      15
Corporate and Financing (a)           (86)     (85)      1
                                    ------  -------  ------
Operating Income Before
  Special Items                       736      844     108

Special Items                           -      (18)    (18)
                                    ------  -------  ------
Net Income                            736      826      90
==========                          ======  =======  ======



EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Income Before
       Special Items (b)             1.83     2.11    0.28

     Net Income (b)                  1.83     2.06    0.23



(a) Includes the results of Real Estate operations and Mining and Minerals (substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.






                                                 Table 3

                       MOBIL CORPORATION

                         1996 by Quarter and Year           1997
SPECIAL ITEMS            ----- ---- ----- -----    ----    ------
  AFFECTING INCOME ($MM)  1Q    2Q   3Q    4Q      Year      1Q
                                                             Est
                         ----- ---- ----- -----     ---    ------
E&P United States
  Asset Sales/Write-downs   -    -    82    37      119        -
  Asset Impairment          -    -     -   (69)     (69)       -
  Restructuring             -    -     -    (7)      (7)       -
E&P International
  Asset Sales/Write-downs   -    -    33   (21)      12        -
  Restructuring             -    -     -    (5)      (5)       -

M&R United States
  LIFO/Other Inv. Adj.      -    -     -    35       35        -

M&R International
  LIFO/Other Inv. Adj.      -    -     -     8        8        -
  Restructuring             -    -     -  (154)(b) (154)     (18)
  Other                     -    -     -   (27)     (27)       -

Corporate and Financing
  Asset Sales               -    -    14    16       30        -
  SRP Implementation (a)    -  (31)  (28)  (16)     (75)       -
                         ----- ---- ----- -----     ----   ------
Total Special Items         -  (31)  101  (203)     (133)    (18)
                         ===== ==== ====  =====     ====   ======

(a) Staff redesign project (SRP).
(b) Includes $145 million for Mobil/BP alliance.


                                                Table 4

                       MOBIL CORPORATION
                                     First Quarter
                             -------------------------
INVESTMENT SPENDING ($MM)       1996    1997      Incr/
                                 Act     Est     (Decr)
                               ------- -------   -------
Capital and Exploration Expend.
Petroleum Operations
  Exploration & Producing
    United States                 118      72       (46)
    International                 417     466        49
                               ------- -------   -------
    Total E&P                     535     538         3
                               ------- -------   -------
  Marketing & Refining
    United States                  75      75         -
    International                 225      94 (a)  (131)
                               ------- -------   -------
    Total M&R                     300     169      (131)
                               ------- -------   -------
Total Petroleum                   835     707      (128)
Chemical                           52      54         2
Other                              31      11       (20)
                               ------- -------   -------
Total Capital and Exploration
  Expenditures                    918     772      (146)
Cash Investments in Equity
  Companies                       127      62 (a)   (65)
                               ------- -------   -------
Total Investment Spending       1,045     834      (211)
                                ======  ======    ======
Memo:
Exploration expenses charged
  to income, included above
    United States                   9       5        (4)
    International                  67      70         3
                                ------- -------   -------
Total Exploration Expenses         76      75        (1)
                                ======= =======   =======
==========================================================
OTHER FINANCIAL DATA ($MM)
Total Revenues                 18,694  16,186 (a)(2,508)

Depreciation, Depletion,
  and Amortization                655     643 (a)   (12)

Income Taxes                      786     864        78

AVERAGE U.S. PRICES
  Crude  ($/BBL)                15.84   18.54      2.70
  NGL  ($/BBL)                  11.11   12.44      1.33
  Natural Gas ($/MCF)            2.16    2.75      0.59

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)                18.57   20.92      2.35
  Natural Gas ($/MCF)            2.51    3.06      0.55

(a) Includes the impact of equity accounting for the Mobil/BP alliance in Europe.

                                                  Table 5

                       MOBIL CORPORATION

                                   First Quarter
                             ----------------------
                              1996    1997   Incr/
OPERATING HIGHLIGHTS          Act     Est    (Decr)

                             ------  ------  ------
NET PRODUCTION OF LIQUIDS
(TBD)

  United States                269     235     (34)

  Australia                     23      27       4
  Canada                        54      45      (9)
  Equatorial Guinea              -      25      25
  Indonesia                     81      57     (24)
  Kazakstan                      -      34      34
  Nigeria                      196     243      47
  Norway                        85      78      (7)
  United Kingdom                67      76       9
  Middle East/Other             47      68      21
                             ------  ------  ------
  Total International          553     653     100
                             ------  ------  ------
  Worldwide                    822     888      66
                             ======  ======  ======

NET PRODUCTION OF NATURAL GAS (MMCFD)

  United States              1,428   1,208    (220)

  Canada                       447     371     (76)
  Germany                      526     594      68
  Indonesia                  1,656   1,661       5
  United Kingdom               909     822     (87)
  Other                        149     299     150
                             ------  ------  ------
  Total International        3,687   3,747      60
                             ------  ------  ------
  Worldwide                  5,115   4,955    (160)
                             ======  ======  ======
TOTAL NET
  PRODUCTION (TBDOE)         1,749   1,786      37
                             ======  ======  ======



                                                   Table 6
                       MOBIL CORPORATION

                                           First Quarter
                                      ---------------------
                                       1996   1997   Incr/
OPERATING HIGHLIGHTS                   Act     Est   (Decr)
                                      ------  -----  ------
REFINERY RUNS (TBD)
  Runs for Mobil by Mobil
    United States                       877    860     (17)
    Europe (a)                          309    352      43
    Asia-Pacific                        706    695     (11)
    All Other                           181    184       3
                                      ------ -----   ------
    Total                             2,073  2,091      18
  Runs for Mobil by Others                9      5      (4)
                                      ------ -----   ------
  Worldwide Runs for Mobil            2,082  2,096      14
                                      =====  =====   ======
PETROLEUM PRODUCT SALES (TBD)
  United States
    Automotive Gasoline
      Sales to Trade                    536    545       9
      Supply/Other Sales                166    201      35
                                      ------  -----  ------
    Total Automotive Sales              702    746      44
    Distillates/Jet Fuel                364    408      44
    Other                               215    204     (11)
                                      ------  -----  ------
    Total United States               1,281   1,346     77
  Europe (a)                            821    738     (83)(b)
  Asia-Pacific                          819    861      42
  All Other                             379    389      10
                                      ------  -----  ------
    Total International               2,019   1,988    (31)
                                      ------  -----  ------
  Worldwide                           3,300   3,346     46
                                      ======  =====  ======
CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin          676    697      21
  Worldwide Paraxylene                  287    346      59

CHEMICAL SALES BY PRODUCT CATEGORY ($MM)
  Petrochemicals                        518    526       8
  Films Products                        183    192       9
  Chemical Products                      28     34       6
  Plastics/Other                         39      -     (39)
                                      ------  -----  ------
    Total                               768    752     (16)
                                      ======  =====  ======

(a) Includes Mobil's pro rata share for the European alliance with BP.
(b) Unusually high seasonal supply inventory liquidations in 1996.